UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2005
Open Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02333-56	22-3173050

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Winding Brook Drive, Glastonbury, CT	06033

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 652-3155

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 10, 2005, Open Solutions Inc. (the “Registrant”) entered into a Letter Agreement (the “Letter Agreement”) with BISYS, Inc. (“BISYS”), which amended the Software License Agreement between the Registrant and BISYS dated as of September 1, 2003 (the “Original Agreement”) . Pursuant to the Letter Agreement, the Registrant and BISYS agreed to extend the date by which BISYS is entitled to terminate the limited non-compete obligations of the Registrant for a particular region from October 10, 2005 to January 31, 2006, subject to certain conditions.
     The foregoing summary description of the terms of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Original Agreement was filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 21, 2003 (File No. 333-108293).
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN SOLUTIONS INC.

Date: October 13, 2005	By:	/s/ Carl D. Blandino

Carl D. Blandino
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated October 10, 2005, between Open Solutions Inc. and BISYS, Inc.